UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 17, 2018

FFBW, INC.

(Exact Name of Registrant as Specified in Charter)

Federal	001-38239	82-3027075
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1360 South Moorland Road, Brookfield, Wisconsin	53005
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:     (262) 542-4448

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).     Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)     Split Dollar Agreement. On August 17, 2018, First Federal Bank of Wisconsin (the “Bank”), the wholly owned subsidiary of FFBW, Inc. (the “Company”), entered into a split dollar agreement (“Split Dollar Agreement”) with Edward H. Schaefer, President and Chief Executive Officer of the Bank and Company. Under the Split Dollar Agreement, if Mr. Schaefer dies while employed by the Bank, Mr. Schaefer’s beneficiary or beneficiaries shall receive a payment in the amount of $85,000 from the proceeds from the underlying life insurance policy. If Mr. Schaefer’s employment is terminated for any reason other than death, the Bank shall become the direct beneficiary of the entire underlying life insurance policy proceeds, and all beneficial rights vested in Mr. Schaefer, and/or his beneficiary or beneficiaries, will terminate. The foregoing description of the Split Dollar Agreement is intended as a summary and is qualified in its entirety by reference to the Split Dollar Agreement that is attached hereto as Exhibit 10.1 of this Current Report, and is incorporated by reference into this Item 5.02.

Item 9.01.	Financial Statements and Exhibits.

(a)     Financial Statements of Businesses Acquired: None

(b)     Pro Forma Financial Information: None

(c)     Shell company transactions: None

(d)     Exhibits:

Exhibit Number	Description

Exhibit 10.1	Split Dollar Agreement for Edward H. Schaefer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FFBW, INC.

DATE: October 16, 2018	By:	/s/ Edward H. Schaefer
Edward H. Schaefer
President and Chief Executive Officer